3 E Network Technology Group Limited

CERTIFICATE NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

CUSIP NO.

PAR VALUE $0.0001
ORDINARY SHARES

THIS CERTIFIES THAT *** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF

3 E NETWORK TECHNOLOGY GROUP LIMITED

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

JOSEPH SHU SANG LAW
Chairman

HUI WANG
Chief Financial Officer


Corporate
Seal

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112